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                                                                   EXHIBIT 10.10


                             COMMERCIAL OFFICE LEASE

         This Lease Agreement ("Lease") is entered into this 14th day of June 1996 ("Effective Date") by and between the 12/31/87 Trusts of Susan Y., David D., and John T. Kim, c/o Amkor Electronics, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380 ("Lessors") and Amkor Electronics, Inc., a Pennsylvania corporation, with its principal office at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 ("Lessee").

1.       PREMISES

         a. Lessors do hereby lease to Lessee and Lessee does hereby lease from Lessors those certain premises located at 1900 South New Price Road, Chandler, Arizona and consisting of approximately 42,682 square feet (the "Premises").

         b. Said letting is upon and subject to the terms, covenants and conditions herein set forth, and Lessors and Lessee covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

2.       PURPOSE

         The Premises are to be used for conducting Lessee's lawful business activities and for no other purposes without the written consent of Lessors.

3.       TERM

         The initial term of this Lease shall be for a period of 10 (ten) years beginning on the first (1st) day of June 1996 and ending on the thirty-first (31st) day of May 2006. The Lease may thereafter be extended pursuant to paragraph 20 herein.

4.       RENT

         a.       Guaranteed Minimum Monthly Rental

                  Lessee shall pay to Lessors during the term of this Lease, beginning June 1, 1996 (or upon such date as the Premises are available for Lessee's occupancy) and continuing through the expiration of this Lease ending May 31, 2006, the annual rental of Six Hundred Forty Thousand Two Hundred Thirty Dollars ($640,230) paid in equal monthly installments of Fifty Three Thousand Three Hundred Fifty Two Dollars and Fifty Cents ($53,352.50) in advance on the first day of each and every month during the term of this Lease. If the Guaranteed Monthly Rental is not received by Lessors within ten (10) days of its due date, it is in default. Any Guaranteed Minimum
                  Monthly Rent in default may be subject, at Lessors'


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                  discretion, to an additional charge of five percent (5%) per month on the unpaid balance thereof as a late charge. In addition to Guaranteed Rent, Lessee agrees to pay any excise, privilege or sales taxes or any tax levied on the rental or the receipt thereof, except Lessors' income tax.

                  Said rental shall be paid to Lessors by check or wire transfer in equal amounts to Susan Y. Kim as Trustee for the 12/31/87 Trust of Susan Y. Kim; David D. Yjm as Trustee for the 12/31/87 Trust of David D. Yjm; and John T. Kim as Trustee for the 12/31/87 Trust of John T. Kim, in lawful money of the United States of America at 1345 Enterprise Drive, West Chester, Pennsylvania 19380, or to such other person or at such other place as Lessors may from time to time designate in writing.

         b.       Rental Adjustments

                  Effective January 1, 1998 and on January I ("Adjustment Date") of each year during the term of this Lease and any extension hereto, the Guaranteed Minimum Monthly Rental shall be adjusted in accordance with the increase in the Consumer Price Index ("CPI") as published by the Bureau of Labor statistics of the U.S. Department of Labor. The CPI published for the month nearest (but preceding) the month in which the term commences shall be the Base Index. The Base Rent shall be adjusted by multiplying the Base Rent by a factor computed by adding one (1) to fifty percent (50%) of a fraction, the numerator of which shall be the difference between the CPI for the month nearest (but preceding) the Adjustment Date and the Base Index and the denominator of which shall be the Base Index.

5.       ADDITIONAL EXPENSES

         Lessee shall pay all local, state, and federal taxes, charges, assessments, government fees of any kind, or like expenses, imposed upon the Premises during the term of the Lease. Lessee shall further pay all other expenses including, but not limited to management, utilities, janitorial, maintenance of building, grounds, insurance, etc.

6.       CARE OF PREMISES, ALTERATIONS, ETC.

         Lessee shall take good care of the Premises and shall, at Lessee's own cost and expense make all repairs to the Premises and fixtures other than structural repairs. At the end of the term of this Lease, Lessee shall deliver the Premises in good order and condition, damages by ordinary wear and tear excepted.

         a. The Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of any governmental or quasi-governmental authority, including departments, bureaus and the like, having jurisdiction applicable to the Premises, for the correction, prevention, and abatement of



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                  violations, nuisances or other grievances, in, upon, or
                  connected with the Premises during the term of this Lease, at the Lessee's own cost and expense.

         b. Lessee, Lessee's successors, heirs, executors or administrators shall not make any alterations to the Premises without the Lessors' consent in writing, or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and terminate at the option of the Lessors as if it were the expiration of the original term.

         c. Lessee will not do anything in or to the Premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of insurance on said building, and the Lessee agrees to pay as additional rent the cost of any increase in insurance on demand by Lessors.

7.       REAL ESTATE TAXES

         Lessee acknowledges that the Premises comprise one hundred percent (100%) of the building, and Lessee shall be responsible for the payment of all real estate taxes assessed against the Premises. In the event that real estate taxes due and owing by Lessors for the building shall be increased above those charges during the base year (which is defined as the tax or fiscal year used by the governmental authority assessing such taxes in effect on the commencement date of this Lease), Lessee agrees to pay as additional rent within thirty (30) days of receipt of notice from Lessors, an amount equal to such additional real estate taxes.

8.       SERVICES AND UTILITIES

         Lessee shall pay for all telephone and other such services for the leased Premises as contracted for by Lessee.

9.        PERSONAL PROPERTY TAXES

         Lessee agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all equipment, furniture, fixtures, and other personal property located in the Premises.



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10.      DAMAGE TO THE PREMISES

         Lessee must give Lessors prompt notice of fire, accident, casualty, damage or dangerous or defective conditions with respect to the Premises. Lessors shall only be responsible for the damaged structural parts of the Premises. Lessors are not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Lessors. Lessors are not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Lessors' control.

         a. If the fire or other casualty is caused by an act or neglect of Lessee, Lessee's employees or persons on the Premises with permission of Lessee, or at the time of the fire or casualty Lessee is in default in any term of this Lease, then a repairs will be made at Lessee's expense and Lessee must pay the full rent with no adjustment. The cost of the repairs will be added to the rent.

         b. Lessors have the right to demolish or rebuild the building if there is substantial damage by fire or other casualty. Lessors may cancel this Lease within thirty (30) days after the substantial fire or casualty by giving Lessee notice of Lessors' intention to demolish or rebuild. The Lease will end thirty (30) days after Lessors' cancellation notice to Lessee. Lessee must deliver the Premises to Lessors on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is canceled, Lessors are not required to repair the Premises or building. The cancellation does not release Lessee of liability in connection with the fire or casualty.

11.      INSPECTION AND ENTRY BY LESSORS

         Lessee agrees that Lessors and Lessors' agents and other representatives shall have the right to enter into and upon the Premises, or any part hereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation of the Premises.

12.      LIENS

         Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Lessee.

13.      INDEMNIFICATION OF LESSORS

         Lessee shall hold Lessors harmless from and defend Lessors against any and all claims of liability for any injury or damage to any person or property whatsoever: (1) occurring in, on, or about the Premises or any part thereof, and, (2) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," stairways, passageways, hallways, and parking areas), the use of which Lessee may have in



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         conjunction with other tenants of the building, when such injury or damage is caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Lessee, its agents, servants, employees, or invitees.

14.      INSURANCE

         Lessee agrees to provide, pay for, and maintain in full force and effect during the entire term of this Lease liability insurance insuring Lessors against any loss or damage sustained or to which Lessors may be subject by reason of Lessee's occupancy and use of the Premises, which policy shall have the following limits of liability:
         (1) commercial general liability of One Million Dollars ($1,000,000) which includes bodily injury and property damage; and, (2) insurance for fire and other perils up to a limit of Five Million Dollars ($5,000,000). Lessee agrees to furnish to Lessors, prior to the Effective Date of this Lease, a binder or other such certificate evidencing such insurance coverage. Said certificate shall also name Lessors as additional insured, as well as loss payee and certificate holder.

         Lessee agrees that it will, at its own cost and expense, keep its furniture, fixtures, equipment, records, and personal property insured against loss or damage by fire or other peril normally covered by "extended coverage" endorsements, and shall deliver to Lessors prior to the Effective Date of this Lease, a binder or other such certificate of such insurance coverage.

15.      SUBLETTING OR ASSIGNMENT

         Neither the Premises nor any portion of the Premises may be sublet, nor may this Lease be assigned without the express written consent of Lessors upon such terms and conditions as Lessors may require.

16.      DEFAULT

         If Lessee defaults in fulfilling any of the terms and conditions of this Lease other than the payment of rent or additional rent; or if the Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Lessee or any of Lessee's property located or situated at or on the Premises whereby the Premises shall be taken or occupied by someone other than Lessee; or if this Lease shall be rejected under any applicable provision of the bankruptcy laws; or if Lessee shall fail to take possession within fifteen (15)days of the commencement of this Lease; and upon Lessors serving written notice to Lessee specifying the nature of the default, Lessee shall have thirty
         (30) days from the date of receipt of such notice to cure the default (or if such default cannot be cured within such period, Lessee must diligently and in good faith proceed to cure the default). If Lessee shall have failed to cure or proceed to cure the default within such period, Lessors may serve a thirty (30) day notice of cancellation of this Lease upon Lessee and upon the expiration of the cancellation period this Lease shall terminate and expire and Lessee shall



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         quit and surrender the Premises to Lessors but Lessee shall remain liable as provided in this Lease.

         If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Lessee moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Lessee and shall become the property of Lessors.

17.      NO WAIVER BY LESSORS

         The failure of Lessors to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Lessors may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

18.      SUBORDINATION, ATTORNMENT

         a. This Lease, at Lessors' option, shall be subordinate to the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the leased Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided, however, that as to the hen of any such deed of trust or mortgage, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Lessee agrees to execute all reasonable and customary documents as would be required of Lessors by any financial institution through which Lessors may apply for a mortgage upon the property.

         b. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessors covering the demised Premises, Lessee shall attorn to the purchaser as the Lessors under this Lease.

         c. If upon any sale, assignment, or hypothecation of the leased Premises or the land thereunder by Lessors, or at any other time, an estoppel certificate shall be requested of Lessee, Lessee agrees to deliver such estoppel certificate (in recordable form) addressed to any such proposed mortgagee or purchaser or to the Lessors certifying the requested information, including among other things the dates of commencement and termination of this Lease, the amounts of security deposits, and that this Lease is in full force and effect (if such be the case) and that



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                  there are no differences, offsets or defaults that actually exist. Lessee shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate. Lessee shall in the same manner acknowledge and execute any assignment of rights to received rents as required by any mortgagee of Lessors.

19.      EMINENT DOMAIN

         If all or any part of the Premises shall be taken or appropriated by any public or quasipublic authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Lessors shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Lessee shall not have a claim against Lessors for the value of any unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rental thereafter to be paid shall be equitably reduced. Before Lessee may terminate this Lease by reason of taking or appropriation as above provided, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede, or impair Lessee's use of the Premises. If any part of the building other than the Premises shall be so taken or appropriated, Lessors shall have the right, at their option, to terminate this Lease and shall be entitled to the entire award, as above provided.

20.      OPTION TO RENEW

         Lessee shall have an option to renew the Lease for an additional ten
         (10) year term. Said option shall be on the same terms and conditions as the terms and conditions contained herein. In order to exercise this option, Lessee shall notify the Lessors of its intention to exercise this option six (6) months prior to the original termination date.

21.      NOTICES

         All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by the Lessors to the Lessee shall be sent by United States certified and registered mail, postage prepaid, addressed to the Lessee at the Premises, or to such other place as the Lessee may from time to time designate in a notice to the Lessors. All notices and demands by the Lessee to the Lessors shall be sent by United States certified and registered mail, postage prepaid, addressed to the Lessors at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 or such other person or place as the Lessors may from time to time designate in a notice to the Lessee. Notice or demand shall be deemed complete upon mailing.



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22.      QUIET POSSESSION

         Lessors covenant that Lessee, on paying the rent and additional rent, and faithfully performing the covenants required or imposed upon Lessee, shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the Lessors.

23.      SUCCESSORS AND ASSIGNS

         The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

24.      GOVERNING LAW

         This Lease shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

25.      ENTIRE AGREEMENT

         This instrument contains the entire agreement between the parties and the execution hereof has not been induced by either party by any presentation, promises, or understandings not expressed herein. Any changes or modifications to this Lease must be by way of a writing executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of the date and year first written above.


The 12/31/87 Trusts of Susan Y.,                Amkor Electronics, Inc.
David D., and John T. Kim


By: /s/ Memma S. Kilgannon                      By: /s/ Frank Marcucci
   ----------------------------------              -----------------------------
   Memma S. Kilgannon                              Frank Marcucci, Executive VP
   As Agent for the 12/31/87 Trusts
   of Susan Y., David D., and John T.
   Kim


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                      AMENDMENT TO COMMERCIAL OFFICE LEASE


         This Amendment to Commercial Office Lease ("Amendment") is entered into this 24th day of April 1997 by and between the 12/31/87 Trusts of Susan Y., David D., and John T. Kim ("Lessors"), c/o Amkor Electronics, Inc., Attn. Memma
S. Kilgannon, Agent, 1345 Enterprise Drive, West Chester, Pennsylvania 19380 and Amkor Electronics, Inc., ("Lessee") a Pennsylvania corporation, with its principal office at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 (collectively "Parties").

         WHEREAS, the Parties entered into a Commercial Office Lease dated June 14, 1996 ("Lease") under which the Lessors did demise and let unto Lessee that certain 42,682 square foot building located at 1900 South Price Road, Chandler, Arizona ("Premises"); and

         WHEREAS, the Parties desire to amend Section 13 of said Lease.

         NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

1. The current provision under Section 13 shall be designated and hereinafter referred to as subpart "a" and the following new subpart "b" shall be hereby added:

         13.      INDEMNIFICATION OF LESSORS

                  b. Lessee shall further indemnify, defend and hold the Lessors harmless from and against all claims, expenses, liabilities, loss, damage costs, including any actions or proceedings in connection therewith and including reasonable attorneys' fees, incurred in connection with, arising from, due to or as a result of Lessee's, or any other party's, actions, inactions, fault, negligence or performance or non-performance of any responsibilities or obligations with respect to the Premises and related common areas under a certain Maintenance and Indemnity Agreement executed between Lessee and Lessors and dated April 24, 1997. Notwithstanding any of the provisions of this Section b to the contrary, Lessors and Lessee hereby waive any right of recovery against the other for any loss, damage or injury to the extent the same is covered by any applicable policies of insurance.

2. All other terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have set their hand and seal as of the date and year first written above.

The 12/31/87 Trusts of Susan Y.,                 Amkor Electronics, Inc.
David D., and John T. Kim


By: /s/ Memma S. Kilgannon                       By: /s/ Frank Marcucci
   --------------------------------------           ----------------------------
   Memma S. Kilgannon                               Frank Marcucci, Executive VP
   As Agent for the 12/31/87 Trusts
   of Susan Y., David D., and John T. Kim



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                   SECOND AMENDMENT TO COMMERCIAL OFFICE LEASE


         This Amendment to Commercial Office Lease ("Amendment") is entered into 20th day of May 1997 by and between the 12/31/87 Trusts of Susan Y., David D., and John T. Aim ("Lessors"), c/o Amkor Electronics, Inc., Ann. Memma S. Kilgannon, Agent, 1345 Enterprise Drive, West Chester, Pennsylvania 19380 and Amkor Electronics, Inc. ("Lessee"), a Pennsylvania corporation, with its principal office at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 (collectively "Parties").

         WHEREAS, the Parties entered into a Commercial Office Lease dated June 14, 1996 ("Lease") under which the Lessors did demise and let unto Lessee that certain 42,682 square foot building located at 1900 South Price Road, Chandler, Arizona ("Premises"), as amended by that certain Amendment to Commercial Office Lease dated April 24, 1997; and

         WHEREAS, the Parties desire to amend Section 3 of said Lease in regard to the term thereof NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

         1. The initial term of the Lease shall be extended for an additional five (5) years revising the term from ten (10) years to fifteen (15) years.
Section 3 is hereby amended to read as follows:

                  "The initial term of this Lease shall be for a period of fifteen (15) years beginning on the first (1st) day of June 1996 and ending on the thirty-first (31st) day of May 2011."

         2. All other terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have set their hand and seal as of the date and year first written above.

The 12/31/87 Trusts of Susan Y.,                    Amkor Electronics, Inc.
David D., and John T. Kim


By: /s/ Memma S. Kilgannon                          By: /s/ Frank Marcucci
   --------------------------------------           ----------------------------
   Memma S. Kilgannon                               Frank Marcucci, Executive VP
   As Agent for the 12/31/87 Trusts
   of Susan Y., David D., and John T. Kim